 Registration No. 333-

As filed with the Securities and Exchange Commission on November 6, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

PARATEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0960223
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
75 Park Plaza Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

 Paratek Pharmaceuticals, Inc. 2017 Inducement Plan, as amended

(Full titles of the plans)

Michael F. Bigham
Chairman and Chief Executive Officer
75 Park Plaza

Boston, MA 02116

(Name and address of agent for service)

(617) 807-6600

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

William M. Haskel Senior Vice President, General Counsel and Corporate Secretary Paratek Pharmaceuticals, Inc. 75 Park Plaza Boston, MA 02116 (617) 807-6600	Christopher D. Comeau Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	500,000 shares (2)	$7.20 (3)	$3,600,000	$436.32
TOTAL	500,000 shares		$3,600,000	$436.32
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock, par value $0.001 per share (“Common Stock”), as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)

This Registration Statement covers an aggregate of 500,000 shares of the Registrant’s Common Stock that may be issued pursuant to awards granted or to be granted in accordance with Nasdaq Listing Rule 5635(c)(4), as an inducement material to an individual’s entering into employment with the Registrant.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act based on the average high and low prices of the Registrant’s Common Stock as reported by The Nasdaq Global Market on November 5, 2018, a date that is within five business days prior to the date on which this Registration Statement is being filed, to be $6.87 and $7.52, respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 500,000 shares of the Registrant’s common stock, par value $0.001 per share, under the Registrant’s 2017 Inducement Plan, as amended. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-218847) filed with the Securities and Exchange Commission on June 20, 2017.

.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed on October 31, 2014)

4.2

Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, as filed on October 31, 2014)

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed on April 16, 2015)

4.4	Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-3 (File No. 333-201458), as filed on January 12, 2015)

5.1*	Opinion of Ropes & Gray LLP

10.1+	2017 Inducement Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed on October 18, 2018)

10.2+

Form of Stock Option Grant Notice and Form of Option Agreement under the 2017 Inducement Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed on June 16, 2017)

10.3+

Form of Restricted Stock Unit Award Grant Notice and Form of Restricted Stock Unit Award Agreement under the 2017 Inducement Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, as filed on June 16, 2017)

23.1*	Consent of CohnReznick LLP, an independent registered public accounting firm

23.2*	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3*	Consent of Ropes & Gray LLP (included in Exhibit 5.1 of this Registration Statement)

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”)

_______________

+ Indicates management contract or compensatory plan, contract or arrangement.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 6th day of November, 2018.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Michael F. Bigham
Name: Michael F. Bigham
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Douglas W. Pagán and William M. Haskel, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Paratek Pharmaceuticals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael. F. Bigham	Chairman and Chief Executive Officer	November 6, 2018
Michael F. Bigham	(Principal Executive Officer)

/s/ Douglas W. Pagán	Chief Financial Officer	November 6, 2018
Douglas W. Pagán	(Principal Financial and Accounting Officer)

/s/ Evan Loh, M.D.	President, Chief Operating Officer,	November 6, 2018
Evan Loh, M.D.	Chief Medical Officer and Director

/s/ Thomas J. Dietz, Ph. D.	Director	November 6, 2018
Thomas J. Dietz, Ph. D.

/s/ Timothy R. Franson M.D.	Director	November 6, 2018
Timothy R. Franson, M.D.

/s/ Kristine Peterson	Director	November 6, 2018
Kristine Peterson

/s/ Robert S. Radie	Director	November 6, 2018
Robert S. Radie

/s/ Jeffrey Stein, Ph.D.	Director	November 6, 2018
Jeffrey Stein, Ph.D.